      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
      SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          Creative Host Services, Inc.
                          12% Secured Convertible Note

$3,000,000.00                                                  December 21, 1998
                                                                           No. 1

      Creative Host Services, Inc., a California corporation (herein called the "Issuer," which term includes any successor person or entity under the Indenture (hereinafter defined)), for value received, hereby promises to pay to Fiser Correspondent Services, Inc., or registered assigns, the principal sum of Three Million Dollars on or before December 20, 2003, as specified herein, and to pay interest thereon (calculated on the basis of a 365 day year) at a rate of 12.0% per annum, accruing from the date of issuance of this Note, payable on the fifteenth day of each calendar month, commencing on the fifteenth day of the first calendar month subsequent to the date of the Indenture, until the entire principal amount is paid in full or duly provided for.

      Principal shall be payable in equal installments, without presentation of this Note, payable on the fifteenth day of each calendar month, commencing on the 15th day of the first calendar month subsequent to the date which is two (2) years after the date of the Indenture, and ending on the Maturity Date, in an amount sufficient to amortize the Note over 10 years, with any and all unpaid principal to be paid on the Maturity Date upon presentation of this Note.

      1. Person to Whom Interest and Principal is Paid. The interest and principal payable, on any Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such payment of interest or principal. Any such interest or principal not paid shall cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture.

      2. Place of Payment. Payment of principal of and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City of San Diego, California or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that such payment may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

      3. Indenture. This Note is one of a duly authorized issue of securities of the Issuer designated as its 12% Secured Convertible Notes (herein called the "Notes"), limited in aggregate principal amount to $3,000,000.00 which may be issued under that certain 12% Secured Convertible Notes Indenture (herein called the "Indenture") dated December 21, 1998, between the Issuer and U.S. Bank National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Issuer, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      All capitalized terms used in this Note without definition shall have the meanings assigned to them in the Indenture.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      4. Conversion Right. At any time and from time to time during the period beginning on the date three (3) months from the date of this Note (the "Conversion Commencement Date") and thereafter while any principal or interest hereunder remains outstanding, Holder shall have the right, but not the obligation, to convert this Note into fully paid and nonassessable shares of Maker's common stock ("Common Stock" or the "Shares") at the price per share of $2.625 (the "Conversion Price") of the outstanding balance of principal and interest due hereunder at the date of conversion as follows (such right being referred to herein as the "Conversion Right"):

            4.1 Method of Exercise. The Conversion Right shall be exercised, in whole or in part, by delivery to the Issuer of the form of subscription agreement attached hereto duly executed. Upon receipt of such notice, the Issuer shall cause to be issued certificates for the total number of whole Shares with respect to which the Conversion Right is being exercised in such denominations as are required for delivery to the Holder hereof, and the Issuer shall thereupon deliver such certificates to the Holder hereof or its nominee, and deliver the surrendered note to the Trustee for cancellation. The outstanding balance of principal and interest due hereunder and the monthly payments thereof shall be reduced to reflect any and all conversions into Shares.

            4.2 Investment Intent. The Holder hereof represents and warrants to the Issuer that the Conversion Right and, to the extent the Conversion Right is exercised, the Shares, are being acquired for such Holder's own account for investment purposes only and such Holder has no present intention or agreement to effect any distribution of any portion of the Conversion Right, the Shares or any rights with respect thereto.

            4.3 Adjustments Upon Changes in Capitalization.

                  4.3.1 Stock Splits. If the Issuer at any time or from time to time after the issuance date of this Note effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Issuer at any time or from time to time after the date of this Note combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 4.3.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  4.3.2 Dividends and Distributions. In the event the Issuer, at any time or from time to time after the date of this Note, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 4.3.3 as of the time of actual payment of such dividends or distributions.

                  4.3.3 Recapitalization or Reclassification. If the Shares issuable upon the conversion of this Note are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4.3), then, and in any such event, the Conversion Right shall thereafter refer to the right to convert this Note into such number and kind of securities as would have been issuable to the Holder here as a result of such change if, immediately prior to such change, such Holder had exercised the Conversion Right as to the entire outstanding balance of principal and interest hereunder, subject to further adjustment as provided herein.

                  4.3.4 Sale of the Issuer. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.3) or a merger or consolidation of the Issuer with or into another company, or the sale of all or substantially all of the Issuer's properties and assets to any other person, the Conversion Right shall thereafter refer to the right to convert this Note into such number and kind of securities and property as would have been issuable or distributable to the Holder hereof on account of such reorganization, merger, consolidation or sale if, immediately prior thereto, such Holder had exercised the Conversion Right as to the entire outstanding balance of principal and interest hereunder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.3 with respect to the rights of such Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.3 (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                  4.3.5 Observance of Duties. The Issuer shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right of the Holder hereof against dilution or other impairment.

      5. Registration Under the Securities Act of 1933.

            5.1 Registration and Legends. This Note and the Shares issuable upon conversion of this Note have not been registered under the Securities Act of 1933, as amended ("the Act"). Upon conversion, in whole or in part, of this Note, the certificates representing the Shares shall bear the following legend until such time as such legend is no longer required by law:

      THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY

      REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

            5.2 Registrable Securities. For purposes of this Agreement, "Registrable Securities" shall mean the securities issued or issuable upon conversion of the Notes and the securities issued or issuable upon exercise of the warrants issued by the Issuer pursuant to that certain Confidential Private Placement Memorandum dated December 15, 1998.

            5.3 Demand Registration Rights. On one occasion at any time after December 21, 1998, the Issuer shall, upon the demand of the holders of a majority of the Registrable Securities, register such securities and file all necessary undertakings with the Securities and Exchange Commission (the "SEC") so as to permit the Holder hereof the right to sell publicly the Shares issued on conversion of this Note. The Issuer will bear all expenses attendant to registering the Registrable Securities (subject to Section 5.5.5).

            5.4 Piggyback Registration Rights. In the event that the right to demand that the Registrable Securities be registered pursuant to Section 5.3 has not been exercised, the Issuer agrees to include any appropriate Shares issuable upon conversion of this Note in any registration statement filed by the Issuer at any time after the Conversion Commencement Date and before the Stated Maturity.

            5.5 Covenants Regarding Registration. In connection with any registration under Section 5.3 or 5.4 hereof, the Issuer covenants and agrees as follows:

                  5.5.1 The Issuer shall, within sixty (60) days after receipt of written demand from the holders of a majority of the Registrable Securities pursuant to Section 5.3, take all steps necessary to effectuate preparation and filing with the SEC of the registration statement as required by and in compliance with the Act. Such registration statement shall be on Form S-3 or other appropriate form as determined by the Issuer.

                  5.5.2 The Issuer shall keep such registration statement effective for the lesser of (i) twenty-four (24) months, or (ii) the period of time in which the holders of securities covered by such registration statement have effected the distribution of their Shares. During such period the Issuer shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  5.5.3 The Issuer shall notify each holder of Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  5.5.4 The Issuer shall furnish to such holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                  5.5.5 The Issuer shall pay all costs, fees, and expenses in connection with new registration statements under Section 5.3 (excluding the costs attendant to a second demand registration) and Section 5.4 hereof including, without limitation, the Issuer's legal and accounting fees, printing expenses, and blue sky fees and expenses, except that the Issuer shall not pay for any of the following costs and expenses: (i) underwriting discounts and commissions allocable to the Shares, (ii) state transfer taxes, (iii) brokerage commissions, (iv) fees and expenses of counsel and accountants for the holders of this Note or the Shares.

                  5.5.6 The Issuer will take all necessary action which may be required in qualifying or registering the Shares covered by such registration statement or post-effective amendment or new registration statement for offering and sale under the securities laws of such states as are reasonably requested by the holders of such Shares, provided that the Issuer shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

      6. Redemption.

            6.1 Optional Redemption. The Notes are subject to redemption pursuant to the terms of the Indenture, at the option of the Issuer, in whole or in part, on not less than 90 days' prior notice by mail to each Holder of Notes to be redeemed, at the percentage (at a given time, the "Optional Redemption Percentage"), specified below for a given time period in which redemption occurs, of the outstanding principal amount of each Note or such portion thereof being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on a Payment Date):

                        Time Period                   Percentage
                        -----------                   ----------

            December 1, 1998 - November 30, 1999         105%

            December 1, 1999 - November 30, 2000         104%

            December 1, 2000 - November 30, 2001         103%

            December 1, 2001 - November 30, 2002         102%

            December 1, 2002 - November 29, 2003         101%

            6.2 Prior Due Payments. In the case of any redemption of Notes, principal and interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Regular Record Date. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

      In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      7. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes and accrued and unpaid interest, if any, may be declared to be due and payable in the manner and with the effect provided in the Indenture.

      8. Security Documents. In order to secure the due and punctual payment of the principal of, and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Issuer has granted to the Trustee security interests in and Liens on its interest in the Trust Estate for the benefit of the Holders of Notes pursuant to the Indenture and the Security Documents.

      Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time-to-time pursuant to the respective provisions thereof and the Indenture.

      Each Holder acknowledges that a release of any of the Trust Estate or Liens strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

      9. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Security Documents and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture, the Security Documents and this Note at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture, the Security Documents and this Note and certain past defaults under the Indenture, the Security Documents and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any

Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      10. Denominations, Transfer, Exchange. The Notes are issuable only in registered form without coupons in denominations of $1000 and any integral multiple thereof. As provided in the Indenture, the securities are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      As provided in the Indenture and subject to certain limitations therein set forth, in the event of a transfer the transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in the City of San Diego, California, or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      There shall be a service charge of Twenty ($20.00) for each registration of transfer or exchange, other than certain exchanges as set forth in the Indenture not involving any transfer. In addition, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      11. Persons Deemed Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

      12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

      13. Authentication. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: December 21, 1998            CREATIVE HOST SERVICES, INC., a California
                                    corporation


                                    By:
                                       -----------------------------------------
                                       Sayed Ali, President

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                              U.S. BANK NATIONAL ASSOCIATION, a United
      -----------------             States national banking association, as
                                    Trustee


                                    By:
                                       -----------------------------------------
                                         Title:
                                               ---------------------------------

                          CREATIVE HOST SERVICES, INC.
                         6335 Ferris Square, Suites G-H
                           San Diego, California 92121

                Subscription Agreement for the Conversion of Note

      The undersigned hereby irrevocably subscribes for the purchase of ________ Shares pursuant to and in accordance with the terms and conditions of this Note, which Shares should be delivered to the undersigned at the address below. If said number of Shares do not represent the entire outstanding balance of principal and interest under this Note, a new Note of like tenor for the remaining outstanding balance should be delivered to the undersigned at the address stated below.

      The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel satisfactory to Creative Host Services, Inc.. has rendered an opinion in writing and addressed to Creative Host Services, Inc.. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) Creative Host Services, Inc.. may notify the transfer agent for the Shares that the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from Creative Host Services, Inc.. that one or both of the conditions referred to in (1)(a) and
(1)(b) above have been satisfied; and (3) Creative Host Services, Inc.. may affix the legend set forth in Section 5.1 of this Note to the certificates for the Shares hereby subscribed for, if such legend is applicable.


Dated:                                  Signed:
      ----------------------------             ---------------------------------

Signature guaranteed:                   Address:
                                                --------------------------------

--------------------------------------------
(Signature must be guaranteed by a guarantor institution participating in a Medallion
Signature Program)

                               FORM OF ASSIGNMENT

      For value received, the undersigned hereby sells, assigns and transfers unto ______________________ the within Note of Creative Host Services, Inc. and all rights thereunder, and hereby irrevocably constitute and appoints _____________________ attorney to transfer the said Note on the Note Register, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------

                                        Social Security or other tax
                                        identification number of transferee

Signature Guaranteed:

--------------------------------------------------
(Signature must be guaranteed by a guarantor institution participating in a Medallion Signature
Program)

NOTICE: The Assignor's signature to this assignment must correspond with the name as it appears upon the fact of the within Note in every particular without alteration or any change whatever.